UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 17, 2014 (October 16, 2014)

KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On October 16, 2014, Kimball Electronics, Inc. (the “Company”), following approval by its Board of Directors and sole stockholder, filed the Amended and Restated Articles of Incorporation with the Indiana Secretary of State. Upon such filing, the Amended and Restated Articles of Incorporation became effective.
The Amended and Restated Articles of Incorporation was previously filed as Exhibit 3.1 to Amendment No. 3 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”) on September 4, 2014 (the “Registration Statement”). A summary of the Amended and Restated Articles of Incorporation is contained in the “Description of Capital Stock” section of the Information Statement filed as Exhibit 99.1 to the Registration Statement and is incorporated herein by reference.
The Amended and Restated Articles of Incorporation increases the shares of common stock outstanding by way of a stock split of each share into 582.86098 shares, so that, upon the effective date, holders of record will hold an aggregate of 29,143,049 shares of common stock outstanding. The Company’s authorized capital is 165,000,000 shares, comprised of 150,000,000 common shares without par value and 15,000,000 preferred shares without par value.
A copy of the Amended and Restated Articles of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is filed as part of this report:

Exhibit
Number	Description
3.1	Amended and Restated Articles of Incorporation of Kimball Electronics, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ John H. Kahle
JOHN H. KAHLE Vice President, General Counsel and Secretary
Date: October 17, 2014

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Amended and Restated Articles of Incorporation of Kimball Electronics, Inc.